                                                                    EXHIBIT 5.1

                                August 17, 2000


CYNET, Inc.
12777 Jones Road, Suite 400
Houston, Texas 77070


         Re:      CYNET, Inc. 1997 Restated Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel to CYNET, Inc., a Texas corporation ("CYNET"), in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of CYNET's Class A Common Stock, no par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of CYNET relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of CYNET and all amendments thereto, the Bylaws of CYNET and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the opinion contained herein. We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Texas Business Corporation Act.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                Very truly yours,

                                CHAMBERLAIN, HRDLICKA, WHITE,
                                   WILLIAMS & MARTIN